UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 6, 2008

THE DIXIE GROUP, INC.
 (Exact name of Registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0-2585 (Commission File Number)	62-0183370 (I.R.S. Employer Identification No.)

104 Nowlin Lane - Suite 101, Chattanooga, Tennessee (Address of principal executive offices)	37421 (zip code)

Registrant's telephone number, including area code (423) 510-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On November 6, 2008, The Dixie Group, Inc. entered into a Plan, pursuant to the Securities and Exchange Act of 1934, Rule 10b5-1, to facilitate repurchase of shares of its Common Stock under the $10.0 million repurchase authorization announced and reported on August 8, 2007.  Approximately $5.0 million of Common Stock has been repurchased pursuant to the authorization.  Subject to the requirements of Rule 10b5-1, the new repurchase Plan permits the purchase of not more than 1,500 shares of Common Stock per day, at prices not exceeding $5.00 per share, and in an aggregate amount for the duration of the Plan of not more than $1,000,000.00.  Purchases under the Plan may not be made prior to November 7, 2008 and the Plan expires on March 15, 2009.  As provided by the Rule, the Plan may be amended or terminated at any time.  A copy of the agreement is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(c)

Exhibits

(99.1)

Agreement by and between The Dixie Group, Inc. and Raymond James & Associates, Inc., dated November 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2008	THE DIXIE GROUP, INC.
By: /s/ Gary A. Harmon Gary A. Harmon Chief Financial Officer